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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-4 and related Prospectus of PMR Corporation for the registration of 2,663,195 shares of its common stock and to the inclusion therein of our report dated August 24, 1998 with respect to the consolidated financial statements of Behavioral Health Corporation for the year ended June 30, 1998, included in this Registration Statement.



                                                              ERNST & YOUNG LLP


Nashville, Tennessee
August 24, 1998